UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 15, 2026
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Christopher J. Reedy as Chief Executive Officer
On June 15, 2026, Butler National Corporation (the “Company”) announced that Christopher J. Reedy, will retire as the Company’s Chief Executive Officer, effective immediately. Mr. Reedy will continue to be employed by the Company in a non-executive officer transition role as special advisor to the Board until he retires from the Company, effective July 1, 2027 (the “Retirement Date”). Mr. Reedy will remain on the Company’s Board of Directors.

In connection with his retirement, the Company and Mr. Reedy entered into a Transition and Release Agreement (the “Transition Agreement”), pursuant to which until his Retirement Date, Mr. Reedy will continue to receive his base salary and previously granted equity awards will continue to vest. The Transition Agreement also provides for a customary release of claims by Mr. Reedy. A copy of the Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Interim Chief Executive Officer

Effective June 15, 2026, the Board of Directors appointed Adam B. Sefchick, as Interim Chief Executive Officer and President. Mr. Sefchick will continue to serve as Chief Financial Officer, and in such capacities will serve as the Company’s principal executive officer and principal financial officer.

Mr. Sefchick, age 48, has served as the Company’s Chief Financial Officer since May 2025. Mr. Sefchick is a Certified Public Accountant with over 20 years of accounting and financial analysis experience, has provided financial reporting and accounting services to public and private companies. Prior to working with the Company, Mr. Sefchick served as Chief Accounting Officer during his employment at Jack Cooper Investments, Inc. (2015-2025), Controller at SmartVet Holdings, Inc. (2014-2015) and Audit Senior Manager (2002-2014) at Grant Thornton. Mr. Sefchick has a Bachelor of Science degree in Business Administration/Accounting and a Master of Science in Business and Information Systems from the University of Kansas.

The change to Mr. Sefchick’s compensation in connection with the executive transition has not yet been finalized at the time of this filing.

There is no arrangement or understanding between Mr. Sefchick and any other person pursuant to which he is being appointed as Interim Chief Executive Officer. There are no family relationships between Mr. Sefchick and any director or executive officer of the Company and there are no relationships or related person transactions between Mr. Sefchick and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosures

The Company issued a press release announcing the retirement of Mr. Reedy and appointment of Mr. Sefchick to Interim Chief Executive Officer on June 15, 2025, which is attached hereto as Exhibit 99.1.

The information under this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. The information under this Item 7.01 and in Exhibit 99.1 shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act unless otherwise expressly indicated in such registration statement or other document.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Transition Agreement by and between Butler National Corporation and Christopher J. Reedy, dated June 15, 2026

Exhibit 99.1	Press Release dated June 15, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

June 15, 2026 Date	/s/ Adam B. Sefchick Adam B. Sefchick (Interim Chief Executive Officer)